EXHIBIT 10.2
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                              CONSULTING AGREEMENT
                              --------------------


         CONSULTING AGREEMENT (the "Agreement"), dated as of August 20, 1998, by and between RICHFOOD HOLDINGS, INC., a Virginia corporation (the "Company"), and DONALD D. BENNETT ("Consultant").

                                    RECITALS
                                    --------

         WHEREAS, the Company and the Consultant are parties to an Employment and Severance Benefits Agreement, dated as of April 28, 1996 (the "Employment Agreement"); and

         WHEREAS, the Company and the Consultant desire to terminate the Employment Agreement as of the date hereof, and enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties agree as follows:

                                    ARTICLE I

                           TERMINATION OF EMPLOYMENT;
                     COMMENCEMENT OF CONSULTING RELATIONSHIP
                     ---------------------------------------

         1.01 TERMINATION OF EMPLOYMENT AGREEMENT; RETIREMENT BENEFITS. Consultant and the Company hereby agree that the Employment Agreement is terminated in all respects as of the date hereof, and that all rights and obligations of the parties thereunder have been satisfied in full or are waived in favor of the benefits provided under this Agreement. The Company acknowledges and agrees that, as a result of the termination of the Consultant's employment with the Company, the Consultant shall begin receiving retirement benefits as of the date hereof under the Company's pension plan and its Supplemental Executive Retirement Plan (as previously amended or otherwise modified in accordance with Section 5 of the Employment Agreement) in accordance with the terms of such plans. Consultant acknowledges specifically that the termination of his employment and entering into this Agreement does not and is not intended to trigger the severance provision in Section 7 of the Employment Agreement and that the consideration provided under this Agreement is and is accepted in lieu thereof.


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         1.02 DUTIES OF CONSULTANT. Throughout the term of this Agreement,
Consultant shall provide services and advice to the officers and directors of the Company on an as-needed basis relating to the operations of the Company and its subsidiaries, but shall not be required or expected to maintain regular office hours at the Company.

         1.03 COMPENSATION. In return for the services to be provided hereunder, Consultant shall receive: (a) a consulting fee of $100,000 per annum throughout the term of this Agreement, payable in monthly installments; and (b) (i) coverage under life insurance policies consistent with those currently provided for the benefit of Consultant through age 65, and (ii) coverage under such medical and dental plans as is generally provided from time to time to the Company's executive employees until Consultant's death (or, if Consultant is not entitled to participate in such plans under the terms thereof, then under third party arrangements (including, without limitation, Medicare, Medicade and "Medigap" plans) that provide substantially comparable overall coverage); provided, however, that the Company agrees to pay Consultant's portion of the premiums for all such coverage. In addition, Consultant shall be reimbursed for all expenses reasonably incurred by him in connection with the performance of services hereunder in accordance with the Company's executive expense reimbursement policies in effect from time to time.

         1.04 OTHER BUSINESS OF CONSULTANT. Consultant may alone, or through any business, partnership, corporation, affiliate or other related party, engage independently or with others in other businesses and activities of any nature or description so long as such activity does not violate Article III hereof.

         1.05 INDEPENDENT CONTRACTOR. Consultant at all times will act as an independent contractor and will not act or hold himself out to third parties as an employee or agent of the Company. Nothing in this Agreement or to be done pursuant to its terms and conditions is intended to, or shall, create a partnership, joint venture, principal-agent or employer-employee relationship between the parties. Consultant shall be responsible for all taxes and recordkeeping in connection with amounts paid to him hereunder and, except as provided in Section 1.03(b) hereof, shall have no right to participate in any of the Company's employee benefit or welfare plans and specifically waives such right to the extent it otherwise exists even if it is subsequently determined that the Consultant constitutes a common-law employee of the Company.


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                                   ARTICLE II

                                TERM OF AGREEMENT
                                -----------------

         This term of this Agreement will commence as of the date hereof and will continue in full force and effect until the earlier of the Consultant's death or the second anniversary of the date hereof.

                                   ARTICLE III

                         NONCOMPETITION; CONFIDENTIALITY
                         -------------------------------

         3.01 NONCOMPETITION AGREEMENT. Consultant covenants and agrees that during the term hereof, Consultant shall not, directly or indirectly, engage in or accept employment with (as a consultant or otherwise), own a material interest in, or otherwise give assistance to, whether or not for compensation, any person, firm or corporation engaged in the ownership or management of a wholesale or retail grocery business within the United States. In the event that any provision of this Article III is determined to be invalid or overbroad by any court or other entity of competent jurisdiction, the provisions of this
Article III shall be deemed to have been amended, and the parties hereto agree to execute all documents necessary to evidence such amendment, so as to eliminate or modify any such invalid or overbroad provision so as to carry out the intent of this Article III as far as possible and to render the terms of this Article III enforceable in all respects as so modified. Consultant acknowledges that a violation of this Article III by the Consultant may cause irreparable harm to the Company. Accordingly, Consultant hereby grants the Company the right to seek and be granted injunctive relief for any such violation, in addition to any other legal remedies that may be available.

         3.02 CONFIDENTIALITY. Consultant agrees and acknowledges that by virtue of his past employment relationship and his future consulting relationship with the Company, he has acquired and will continue to acquire an intimate knowledge of the activities and affairs of the Company and its affiliates, including trade secrets and other confidential matters. Consultant agrees at all times during the term of this Agreement and thereafter, to hold in strictest confidence, and not to use for his own benefit or disclose to any person, firm or corporation without express authorization of the Company's Board of Directors or as required by law, any confidential information, development or experimental work, trade secrets, or any other secret or confidential matter relating to the financial affairs, personnel, products, sales, business or other affairs of the Company or any division,


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subsidiary, affiliate, or parent of the Company or their successors, including, without limitation, the name or names of any of the clients, customers or accounts of the Company, their addresses, phone numbers or requirements.

         Consultant agrees that upon termination of this Agreement, he will deliver to the Company and will not keep in his possession nor deliver to anyone else, any and all documents, or any other materials containing or disclosing any confidential information relating to the Company, and Consultant will return to the Company all calculations, letters, papers, books and records, and information of any type or description relating to the business of the Company and its affiliates.

         3.03 ACKNOWLEDGMENTS. Consultant and the Company are entering into this Agreement with full awareness of the geographic breadth of the noncompetion provisions hereof, and acknowledge that this Agreement reflects exactly what the parties intend, and both parties have negotiated this Agreement at arms length, hold equal bargaining positions, and have had the opportunity to be advised by experienced legal counsel in regard thereto. Further, the Company and Consultant acknowledge that Consultant has extensive experience in the wholesale and retail grocery business and possesses proprietary information about the Company's and its affiliates' operations and has the ability to substantially injure the Company, and for this reason the Company is willing to pay Consultant substantial compensation for his future and ongoing agreement not to compete with the Company. Consultant acknowledges that because of his extensive business experience, and his ability to work in other industries and engage in other business activities, this Agreement, including its noncompetition provision, does not unduly curtail his ability to support himself and his family.

                                   ARTICLE IV

                                  MISCELLANEOUS
                                  -------------

         4.01 SUCCESSORS; BINDING AGREEMENT. (a) the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "the Company" shall mean the Company as defined herein and any successor to its business and/or assets that otherwise becomes bound by all the terms and provisions of this Agreement by operation of law or otherwise.


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          (b) This Agreement shall inure to the benefit of and be enforceable by the personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees of Consultant.

         4.02 WAIVER. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Consultant and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereof of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia.

         4.03 VALIDITY. If any sentence, paragraph, clause or combination of the same in this Agreement is held by a court of competent jurisdiction to be unenforceable in any jurisdiction, such sentence, paragraph, clause or combination will be unenforceable in the jurisdiction where it is invalid and the remainder of this Agreement shall remain binding on the parties in such jurisdiction as if such unenforceable provision had not been contained herein. The unenforceability of such sentence, paragraph, clause or combination of the same in this Agreement will be otherwise unaffected and will remain enforceable in all other jurisdictions.

         4.05 NOTICES. All notices required or permitted hereunder shall be given in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, to the following addresses or at such other places as shall be designated in writing (any such designation to be effective upon receipt):


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         If to Consultant:    Mr. Donald D. Bennett
                              49 Ribaut Drive
                              Hilton Head, South Carolina 29926

         If to the Company:   Richfood Holdings, Inc.
                              4860 Cox Road, Suite 300
                              Glen Allen, VA 23060
                              Attention: President

         With copies to:      Gary E. Thompson, Esq.
                              Hunton & Williams
                              Riverfront Plaza, East Tower
                              951 East Byrd Street
                              Richmond, Virginia 23219

         4.06 HEADINGS. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized corporate officer, and Consultant has duly executed this Agreement as of the day and year first written above.

                                   RICHFOOD HOLDINGS, INC.



                                   By: /s/ John E. Stokely
                                   ------------------------------------
                                       John E. Stokely
                                       Chairman, President & CEO



                                   CONSULTANT:



                                       /s/ Donald D. Bennett
                                   ------------------------------------
                                       Donald D. Bennett